                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                          SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                           RAIT INVESTMENT TRUST
                           ---------------------
              (Name of Registrant as Specified in Its Charter)

        -----------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:
-----------------------------------------

2) Aggregate number of securities to which transaction applies:
-----------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------

4) Proposed maximum aggregate value of transaction:
-----------------------------------------------

5) Total fee paid:
-----------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:
-------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount Previously Paid:
---------------------------------------------------------------------

2) Form, Schedule or Registration Statement No.:
----------------------------------------------------

3) Filing Party:
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4) Date Filed:
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

                             RAIT INVESTMENT TRUST
                               1818 Market Street
                                   28th Floor
                             Philadelphia, PA 19103

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 27, 2003

To the Shareholders of RAIT INVESTMENT TRUST:

     Notice is hereby given that the annual meeting of shareholders of RAIT INVESTMENT TRUST, a Maryland real estate investment trust (the "Company"), will be held at the Company's offices at 1818 Market Street, 28th Floor, Philadelphia, PA 19103, on Tuesday, May 27, 2003, at 10:00 A.M., Philadelphia time, for the following purposes:

          1. To elect six trustees to serve until the next annual meeting of shareholders in 2004.

          2. To ratify the selection of Grant Thornton LLP as independent public accountants for the Company for the fiscal year ending December 31, 2003.

          3. To transact such other business as may properly be brought before the meeting and any adjournment, postponement or continuation thereof.

     Only shareholders of record on the books of the Company at the close of business on April 4, 2003 will be entitled to notice of and to vote at the meeting or any adjournments thereof. A list of shareholders entitled to vote at the meeting will be available for inspection at the offices of the Company at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103. The stock transfer books will not be closed.

     SHAREHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE.

                                          By order of the Board of Trustees

                                          JONATHAN Z. COHEN,
                                          Secretary

April 28, 2003

                             RAIT INVESTMENT TRUST
             1818 MARKET STREET, 28TH FLOOR, PHILADELPHIA, PA 19103

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                    GENERAL

INTRODUCTION

     The annual meeting of shareholders of RAIT Investment Trust (the "Company") will be held on Tuesday, May 27, 2003, at 10:00 A.M., Philadelphia time, at the Company's offices at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103 for the purposes set forth in the accompanying notice. Only shareholders of record at the close of business on April 4, 2003 will be entitled to notice of and to vote at such meeting.

     This statement is furnished in connection with the solicitation by the Board of Trustees of the Company (the "Board of Trustees") of proxies from holders of the Company's common shares of beneficial interest ("Common Shares") to be used at such meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to the Company, and not revoked, will be voted at the meeting and any and all adjournments thereof.

     This proxy statement and the accompanying form of proxy will be sent on or about April 28, 2003 to shareholders of record as of April 4, 2003.

REVOCATION OF PROXY

     If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to its exercise by giving written notice of revocation to the Secretary of the Company at its Philadelphia address stated herein, by submitting a later dated proxy or by attending the meeting and voting in person.

EXPENSES AND MANNER OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Trustees, officers and regular employees of the Company may solicit proxies either personally, by letter or by telephone. Such trustees, officers and employees will not be specifically compensated for soliciting such proxies. The Company expects to reimburse banks, brokers, and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Shares.

                             VOTING AT THE MEETING

     The Company has an authorized capitalization of 225,000,000 shares of beneficial interest, consisting of 200,000,000 Common Shares, par value $.01 per share, and 25,000,000 preferred shares of beneficial interest, par value $1.00 per share. Of such authorized capitalization, 20,840,975 Common Shares were outstanding as of April 4, 2003. At the annual meeting, only those holders of Common Shares at the close of business on April 4, 2003, the record date, will be entitled to vote. Each holder is entitled to one vote per share on each matter of business properly brought before the meeting.

     The presence in person or by proxy of holders of outstanding Common Shares representing not less than a majority of the outstanding Common Shares will constitute a quorum. The affirmative vote in person or by proxy of a majority of the outstanding Common Shares will be necessary for the election of trustees, the ratification of Grant Thornton LLP as the Company's independent public accountants and all other business properly brought before the meeting.

     Abstentions may be specified on the election of each of the nominated trustees and on any other properly presented business. Common Shares abstaining from the election of any of the nominated trustees or any other proposal will be considered present and entitled to vote for purposes of determining the existence of a quorum.

     Since the affirmative vote of a majority of the outstanding Common Shares is necessary for the election of trustees and the ratification of the appointment of independent public accountants, abstentions with respect to any proposal, including broker non-votes, will have the same effect as a vote "against" the proposal. Any proxy not specifying to the contrary will be voted
FOR: (1) the election of the trustees and (2) the ratification of the selection of Grant Thornton LLP as independent public accountants for the Company for the fiscal year ending December 31, 2003.

     A failure by brokers to vote Common Shares held by them in nominee name will mean that such Common Shares will not be counted for the purposes of establishing a quorum and will not be voted. If a broker does not receive voting instructions from the beneficial owner of Common Shares on a particular matter and indicates on the proxy delivered with respect to such Common Shares that it does not have discretionary authority to vote on that matter, those Common Shares will be considered as present and entitled to vote with respect to that matter, but will not be counted in the number of votes cast "for" or "against" the matter. Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers generally have the discretion to vote those shares with respect to certain matters, including the election of directors and the ratification of the selection of accountants, if they have not received instructions from the beneficial owners.

                       PROPOSAL 1.  ELECTION OF TRUSTEES

TRUSTEES

     The By-Laws of the Company provide that the number of trustees shall be fixed by resolution of the Board of Trustees, provided that there shall be a minimum of three and a maximum of nine trustees. During fiscal 2003, the Board of Trustees fixed the number of trustees at six. All trustees are elected for a term of one year or until their successors are elected and qualified. The Board of Trustees, upon the recommendation of its Nominating Committee, has nominated Mrs. Cohen and Messrs. Brown, Cohen, Makadon, Mesznik and Promislo for election at the 2003 annual meeting for a term to expire at the 2004 annual meeting or until their successors are elected or appointed. Each Trustee began his or her service in 1997 except Mr. Brown who began in 1999 and Mr. Makadon who began in 2002.

     It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the current trustees. Should any of the nominees become unable or refuse to accept nomination or election as a trustee, it is intended that the persons named as proxies will vote for the election of such other person as the Nominating Committee of the Board of Trustees may recommend. The Board of Trustees knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

     Information is set forth below regarding the principal occupation of each nominee. There are no family relationships among the trustees, nominees and executive officers of the Company, except that (i) Jonathan Z. Cohen, who is currently a trustee and Secretary of the Company, is the son of Betsy Z. Cohen, Chairman of the Board of Trustees and Chief Executive Officer of the Company, and (ii) Jay R. Cohen, Executive Vice President of the Company, is a cousin of Mrs. Cohen.

NAMES OF TRUSTEES, PRINCIPAL OCCUPATIONS AND OTHER INFORMATION

     Betsy Z. Cohen, age 61, has served as the Chairman, Chief Executive Officer and trustee of the Company since its founding in August 1997. Mrs. Cohen has been the Chief Executive Officer of The Bancorp, Inc. ("Bancorp") (the holding company for TheBancorp Bank, an internet bank) since July 2000. Mrs. Cohen served as a Director of Hudson United Bancorp (a bank holding company), the successor to JeffBanks, Inc., from December 1999 until July 2000 and as the Chairman of the Jefferson Bank Division of Hudson United Bank (Hudson United Bancorp's banking subsidiary) from December 1999 through March 2000. Prior to the merger of JeffBanks, Inc. with Hudson United Bancorp in December 1999, Mrs. Cohen had been Chairman and Chief Executive Officer of JeffBanks, Inc. since its inception in 1981 and also served as Chairman and Chief Executive Officer of each of its subsidiaries, Jefferson Bank, which she founded in 1974, and Jefferson Bank New Jersey, which she founded in 1987. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (a bank holding company) and its predecessor, Dominion Bancshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a senior partner until 1984. Mrs. Cohen is also a director of Aetna, Inc. (an insurance company), The Maine Merchant Bank, LLC (a merchant bank) and is a trustee of Corporate Office Properties Trust (a real estate investment trust).

     Edward S. Brown, age 62, has served as a trustee of the Company since June 1999. Mr. Brown has been President of The Edward S. Brown Group (a real estate development company) since 1985.

     Jonathan Z. Cohen, age 32, has served as the Secretary of the Company since February 1998 and as a trustee of the Company since September 1997. Mr. Cohen has served as an officer of Resource America, Inc. ("Resource America") (an energy, real estate and financial services proprietary asset management company) since December 1997, most recently as Chief Operating Officer, and, since 1998, he has also served as Vice Chairman of its energy industry subsidiary, Atlas America, Inc. Mr. Cohen is also the Chairman of The Richardson Group, Inc. ("Richardson") (a sales consulting company). See "Certain Relationships and Related Party Transactions" regarding Resource America and Richardson.

     Arthur Makadon, age 60, has served as trustee of the Company since July 2002. Mr. Makadon has served as the Chairman of Ballard, Spahr, Andrews & Ingersoll, LLP ("Ballard Spahr") (a law firm) since July 2002. Prior to that, since 1984, Mr. Makadon was Chairman of Ballard Spahr's litigation department.

     Joel R. Mesznik, age 57, has served as a trustee of the Company since its founding in August 1997. Mr. Mesznik has been President of Mesco Ltd. since its inception in 1990. Mesco Ltd. is a corporate financial advisory firm providing advisory services related to international financial transactions in a variety of industries. From 1976 to 1990, Mr. Mesznik was affiliated with Drexel Burnham Lambert, Inc. including, from 1976 to 1987, serving as head of its Public Finance Department. Mr. Mesznik is a director of several private companies and the general partner of several private real estate limited partnerships. Mr. Mesznik has served as a director of Pharma/wHealth Management Company S.A., which manages Pharma/wHealth, a Luxembourg stock exchange listed open end fund invested in the healthcare sector, since 1993 and of Incentive Capital Group AG, a Swiss stock exchange listed investment company, since 2000. From June 1998 to July 2001 Mr. Mesznik served as a director of TRM Corporation, a convenience services company, and from May 1999 to July 2001, he was its Vice Chairman of the Board of Directors.

     Daniel Promislo, age 70, has served as a trustee of the Company since its founding in August 1997. Mr. Promislo has been President and a director of Historical Documents Co. and Historic Souvenir Co. (souvenir manufacturers) since 1991. He has also served as Managing Director (from 1998 to 2001) and past partner (from 1977 to 1994) of Wolf, Block, Schorr and Solis-Cohen (a law firm). From 1994 to date, he has served as a director, and from 1996 to October 1997 was the Chairman of the Board of Directors, of WHYY, Inc. (the principal public television station in the Philadelphia metropolitan area).

INFORMATION CONCERNING THE BOARD OF TRUSTEES AND CERTAIN COMMITTEES

     The Board of Trustees held a total of 9 meetings during fiscal 2002. Standing committees of the Board of Trustees are the Audit Committee, Compensation Committee, Investment Committee and Nominating Committee. All trustees attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Trustees held during the period for which the trustee had been a trustee and (b) the total number of meetings held by all committees of the Board of Trustees on which the trustee served during the periods that the trustee served.

AUDIT COMMITTEE

     The Audit Committee is appointed by the Board of Trustees to assist the Board of Trustees in monitoring (a) the integrity of the financial statements of the Company, (b) the compliance by the Company with legal and regulatory requirements, (c) the independent auditor's qualifications and independence, and
(d) the performance of the Company's internal audit function and independent auditors. The Company has adopted a written charter for the Audit Committee. The Audit Committee held 3 meetings during fiscal 2002. Members of the Committee are Mr. Brown, Chairman, and Messrs. Mesznik and Promislo.

     The Common Shares are listed on the New York Stock Exchange and are governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Trustees have been determined to be "independent directors" pursuant to New York Stock Exchange rules.

AUDIT COMMITTEE REPORT

     In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as amended (the "2002 Annual Report on Form 10-K"):

          (1) the Audit Committee reviewed and discussed the audited financial statements to be included in the 2002 Annual Report on Form 10-K with the Company's management;

          (2) the Audit Committee discussed with the Company's independent auditors, Grant Thornton LLP ("Grant Thornton"), the matters required to be discussed by Statement of Accounting Standards 61;

          (3) the Audit Committee received and reviewed the written disclosures and the letter from Grant Thornton required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton the independence of Grant Thornton and satisfied itself as to Grant Thornton's independence; and

          (4) based on the review and discussions referred to above, the Audit Committee recommended to the Board of Trustees of the Company that the audited financial statements be included in the 2002 Annual Report on Form 10-K.

                                          The Audit Committee of the Board of
                                          Trustees:

                                          Edward S. Brown, Chairman
                                          Daniel Promislo
                                          Joel R. Mesznik

COMPENSATION COMMITTEE

     The Compensation Committee is appointed by the Board of Trustees to discharge the Board of Trustee's responsibilities relating to the compensation of the Company's Chief Executive Officer and certain other executive officers and to the compensation of the trustees. The Compensation Committee has overall responsibility for administering the Company's incentive-compensation plans and equity-based plans, including the Amended and Restated RAIT Investment Trust 1997 Stock Option Plan (the "Stock Option Plan"). The Compensation Committee held 3 meetings during fiscal 2002. Members of the committee are Mr. Promislo, Chairman, and Messrs. Brown and Mesznik.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Trustees makes determinations regarding the compensation of the Company's executive officers. Mrs. Cohen was a member of the Compensation Committee along with the current members of the Compensation Committee until July 16, 2002 when the Board of Trustees elected the current members of the Compensation Committee after the 2002 Annual Meeting of Shareholders. Since that date, none of the Committee members has been an employee or former employee of the Company. Members of the Compensation Committee are currently Mr. Promislo, Chairman, and Messrs. Brown and Mesznik. While a member of the Compensation Committee, Mrs. Cohen abstained from voting on, and was not present during, Compensation Committee discussions of her compensation. No executive officer of the Company was a director of another entity, any of whose executive officers served on the Company's Compensation Committee. No executive officer of the Company was a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, any of whose executive officers served on the Company's Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation policies seek to compensate and reward executive officers for their contribution to the success of the Company and to provide appropriate compensation packages to attract, motivate and retain talented executive officers. The executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success and goals and, as such, is structured with three components: base salary, annual bonuses and long-term incentives.

  BASE SALARY

     Base salaries are not intended to compensate individuals for extraordinary performance or for above-average Company performance. Base salaries for executive officers are determined in part relative to pay practices in other real estate asset management businesses and REITs, as well as by the Compensation Committee's assessment of individual performance relative to responsibilities and objectives for performance.

  BONUS PLAN

     Executive officers are eligible to receive annual bonuses, which are generally based on the Company's overall performance during the preceding year and the individual's specific contribution to that performance. The Company does not have a defined bonus pool, and allocation of the amount available for annual bonus payments is at the discretion of the Compensation Committee. No formula performance measures have been established for determining the amount of bonus awards; however, the Compensation Committee has established guidelines for bonus grants, and considers both individual contribution to the overall performance of the Company and the performance of the individual relative to expectations.

  LONG-TERM INCENTIVES

     General. Long-term incentives are designed to focus executive officers on the long-term goals and performance of the Company and to provide reward based on a composite of factors including the Company's relative performance to its sector both as to return on equity and other industry appropriate financial measures. The particular plans are intended to encourage the participants to strive to achieve the long-term success of the Company and to remain with the Company in order to fully benefit from the plans.

     Stock Options. Stock options are issued periodically to employees at an exercise price of no less than the then current market price of the Common Shares. Options have a ten-year life and vest over periods determined by the Compensation Committee at the time of grant. Allocation of available options is at the discretion of the Compensation Committee and is determined by potential contribution to, or impact upon, the overall performance of the Company by the employee. Stock options are also issued periodically to Trustees. These options may have similar terms as those issued to employees or may vest immediately.

     Savings Plan. The Company's 401(k) Plan offers eligible employees the opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by matching Company contributions in the form of Common Shares. During fiscal 2002, the Company matched 75% of the employee contributions with Common Shares. While participation in this plan is at the discretion of the qualified employee, the intent was, and remains, to reward all employees, including executive officers, based on the long-term success of the Company as measured by the return to shareholders.

  CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee annually reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation, evaluates the Chief Executive Officer's performance in light of those goals and objectives, and sets the Chief Executive Officer's compensation level based on this evaluation. In determining the long-term incentive component of Chief Executive Officer compensation, the Compensation Committee considers the Company's performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies and the awards given to the Chief Executive Officer in past years.

     The Compensation Committee approved the terms of Mrs. Cohen's employment agreement as described in "Employment Agreements" below in 2002. The Compensation Committee further determined to award Mrs. Cohen a bonus in 2002. In making such determination, the Compensation Committee took particular note of the Company's earnings per share, dividends, the cumulative total shareholder return on the Common Shares as compared to the cumulative total return of the S&P 500 Index and the National Association of Real Estate Investment Trusts (NAREIT) Mortgage REIT Index, and the NAREIT Hybrid REIT Index, and the three offerings of Common Shares completed in 2002. The Compensation Committee believes that the efforts of Mrs. Cohen were a principal reason that the Company was able to produce such results and that Mrs. Cohen was instrumental in completing these offerings, which together signified the capital markets' recognition of the value of the Company's consistent superior performance.

     The Compensation Committee of the Board of Trustees of RAIT Investment Trust has provided this report. This report and related disclosure, including the Performance Graph, shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities

Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the "Acts"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                          Members of the Compensation Committee:

                                          Daniel Promislo, Chairman
                                          Edward S. Brown
                                          Joel R. Mesznik

INVESTMENT COMMITTEE

     The Investment Committee is appointed by the Board of Trustees to assist the Board of Trustees by reviewing all current management investment practices and evaluating and monitoring all existing and proposed investments by the Company. The Investment Committee held 10 meetings during fiscal 2002. All of the trustees are members of the Investment Committee.

NOMINATING COMMITTEE

     The Nominating Committee is appointed by the Board of Trustees to (a) assist the Company and its Board of Trustees in maintaining an effective and knowledgeable Board of Trustees, including assisting the Board by identifying individuals qualified to become Trustees and recommending to the Board the trustee nominees for the next annual meeting of shareholders and for each committee, and (b) develop for the Board's consideration governance guidelines for the Company. The Nominating Committee held 1 meeting during fiscal 2002. The Committee will consider nominees recommended by security holders for the 2004 annual meeting if submitted in writing to the Secretary of the Company prior to January 28, 2004. Members of the committee are Mr. Makadon, Chairman, and Messrs. Brown and Mesznik.

                    PROPOSAL 2.  RATIFICATION OF ACCOUNTANTS

     The Board of Trustees recommends that the shareholders ratify the selection of Grant Thornton LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2003. Representatives of Grant Thornton are expected to be present at the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     An affirmative vote of at least a majority of the outstanding Common Shares, either in person or by proxy, is required for approval.

AUDIT FEES AND RELATED MATTERS

     Audit Fees. Grant Thornton served as the Company's independent public accountants for the fiscal year ended December 31, 2002. The Company was billed $139,443 for the audit of the Company's annual financial statements for the year ended December 31, 2002 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during 2002.

     Financial Information Systems Design and Implementation Fees. Grant Thornton did not provide, and did not receive any fees for, the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of the SEC's Regulation S-X (in general, information technology services) during the year ended December 31, 2002.

     All Other Fees. The Company was billed $93,351 for other non-audit services rendered by Grant Thornton during the year ended December 31, 2002.

     Other Matters. The Audit Committee of the Board of Trustees has considered whether the provision of information technology services (no such services were provided during the year ended December 31, 2002) and other non-audit services is compatible with maintaining the independence of the Company's principal accountant.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Board of Trustees does not intend to present and has not been informed that any other person intends to present any other matters for action at the annual meeting. However, if other matters do properly come before the meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

     Except as set forth in this section, all Common Shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of Common Shares owned, as of April 4, 2003, by (a) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Shares, (b) each of the Company's present trustees, (c) each of the Company's present executive officers, and (d) all of the Company's present executive officers and trustees as a group. This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Common Shares issuable pursuant to vested options or warrants are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

                                                                COMMON SHARES
                                                              AMOUNT AND NATURE     PERCENT
                                                                OF BENEFICIAL         OF
BENEFICIAL OWNER                                                  OWNERSHIP          CLASS
----------------                                             --------------------   -------
TRUSTEES:
Betsy Z. Cohen.............................................         471,741(1)        2.2%
Edward S. Brown............................................          13,000             *
Jonathan Z. Cohen..........................................          33,606(2)          *
Arthur Makadon.............................................           1,000(3)          *
Joel R. Mesznik............................................          17,500(4)          *
Daniel Promislo............................................          15,500             *

NON-TRUSTEE EXECUTIVE OFFICERS:
Jay R. Cohen...............................................         102,072(5)          *
Ellen J. DiStefano.........................................          74,107(6)          *
Kenneth R. Frappier........................................          18,003(7)          *
Scott F. Schaeffer.........................................          74,488(8)          *
All trustees and executive officers as a group (10
  persons).................................................         817,892           3.9%

OWNERS OF MORE THAN 5% OF OUTSTANDING COMMON SHARES:
Barclays Global Investors and Barclays Global Fund
  Advisors.................................................       1,287,153(9)        6.2%
Resource America, Inc......................................       1,083,337(10)       5.2%

---------------

  *  Does not exceed 1%

 (1) Includes 46,626 Common Shares directly held by Mrs. Cohen; 5,578 Common Shares held in the Company's Cash and Deferred Savings Plan (the "401(k) Plan") for the benefit of Mrs. Cohen; 30,446 Common Shares held by an individual retirement account ("IRA") for the benefit of Mrs. Cohen; 126,801 Common Shares held by a charitable foundation of which Mrs. Cohen serves as trustee; 37,290 Common Shares held in an IRA account for the benefit of Mrs. Cohen's spouse, Edward E. Cohen, and 225,000 Common Shares issuable upon exercise of options granted under the Company's Amended and Restated RAIT Investment Trust 1997 Stock Option Plan (the "Stock Option Plan"). Excludes 58,912 Common Shares deposited in a "rabbi" trust established in connection with the supplemental executive retirement plan established pursuant to Mrs. Cohen's employment agreement with the Company. Excludes Common Shares held by Resource America, of which Edward E. Cohen is Chairman, Chief Executive Officer and President.

 (2) Includes 32,440 Common Shares held directly by Mr. Jonathan Z. Cohen, 666 Common Shares held in a 401(k) Plan account for his benefit and 500 Common Shares issuable upon exercise of options granted under the Stock Option Plan. Excludes Common Shares held by Resource America of which Mr. Cohen is Chief Operating Officer.

 (3) Represents 1,000 Common Shares issuable upon exercise of options granted under the Stock Option Plan. These options are subject to early exercise rights, but will not vest within sixty days.

 (4) Includes 7,000 Common Shares held directly by Mr. Mesznik and 10,500 Common Shares issuable upon exercise of options granted under the Stock Option Plan.

 (5) Includes 6,000 Common Shares held directly by Mr. Jay R. Cohen; 4,208 Common Shares held in an IRA account for the benefit of Mr. Cohen; 26,271 Common Shares held jointly by Mr. Cohen and his spouse; 8,341 Common Shares held in an IRA account for the benefit of Mr. Cohen's spouse; 7,252 Common Shares held in Mr. Cohen's 401(k) Plan account; and 50,000 Common Shares issuable upon exercise of options granted under the Stock Option Plan.

 (6) Includes 6,000 Common Shares directly held by Mrs. DiStefano, 1,002 Common Shares held by Mrs. DiStefano jointly with her spouse; 1,196 Common Shares held in an IRA account for the benefit of Mrs. DiStefano, 1,190 Common Shares held in an IRA account for the benefit of Mrs. DiStefano's spouse, 64 Common Shares held in education IRA's for the benefit of Mrs. DiStefano's children, 3,973 Common Shares held in a 401(k) Plan account for the benefit of Mrs. DiStefano; and 60,682 Common Shares issuable upon exercise of options granted under the Stock Option Plan.

 (7) Includes 12,000 Common Shares directly held by Mr. Frappier, 378 Common Shares held in a 401(k) Plan account for the benefit of Mr. Frappier, and 5,625 Common Shares issuable upon exercise of options granted under the Stock Option Plan. Of these options, 3,750 are fully vested and 1,875 are subject to early exercise rights but will not vest within sixty days

 (8) Includes 50,000 Common Shares directly held by Mr. Schaeffer, 2,738 Common Shares held in a 401(k) Plan account for the benefit of Mr. Schaeffer, 3,000 Common Shares held in an IRA account for the benefit of Mr. Schaeffer, and 18,750 Common Shares issuable upon exercise of options granted under the Stock Option Plan.

 (9) Information based on Schedule 13G filed February 13, 2003 stating that Barclays Global Investors, N.A. had sole voting power and sold dispositive power with respect to 1,187,522 Common Shares and that Barclays Global Fund Advisers had sole voting power and sole dispositive power with respect to 99,631 Common Shares. The address of both of these entities is reported as 45 Fremont Street, San Francisco, CA 94105.

(10) Information based on Schedule 13D/A of Resource America filed March 27, 2003. The address for Resource America is reported as 1845 Walnut St., Philadelphia, PA 19103.

                         NON-TRUSTEE EXECUTIVE OFFICERS

     Information is set forth below regarding the background of each of the Company's executive officers who is not also a trustee. For the Company's officers who are also trustees, Betsy Z. Cohen and Jonathan Z. Cohen, this information can be found above under "Proposal 1. Election of Trustees -- Names of Trustees, Principal Occupations and Other Information."

     Jay R. Cohen, age 62, was elected in October 1997 to serve as Executive Vice President of the Company. From 1995 through September 1997, Mr. Cohen was Executive Vice President and treasurer of CRIIMI MAE, Inc., Rockville, Maryland, a real estate investment trust ("REIT") investing in mortgage loans. Prior thereto, from 1983, Mr. Cohen served in various executive capacities with predecessor REITs to CRIIMI MAE, including service as Executive Vice President and Treasurer of CRI Insured Mortgage Association, Inc., CRI Liquidating REIT, Inc. and Capital Housing and Mortgage Partners, Inc. During such period, Mr. Cohen also served as President of Crico Mortgage Company, Inc., a manager of REITs and master limited partnerships. Subsequent to Mr. Cohen becoming Executive Vice President of the Company, CRIIMI MAE filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on October 5, 1998.

     Ellen J. DiStefano, age 37, was elected in October 1997 to serve as Chief Financial Officer of the Company. Mrs. DiStefano also served as a Vice President of the Company from October 1997 until December 1998 and has served as Executive Vice President of the Company since December 1998. From 1992 to August 1997, Mrs. DiStefano was Chief Financial Officer of Brandywine Construction & Management, Inc., a Philadelphia, Pennsylvania based national manager and developer of commercial, multifamily residential, office and hotel properties. See "Certain Relationships and Related Party Transactions." Ms. DiStefano is a certified public accountant.

     Kenneth Frappier, age 50, was elected in April 2002 to serve as Senior Vice President-Portfolio and Risk Management of the Company. From December 1999 until he joined the Company, Mr. Frappier was a Senior Vice President and Regional Chairman of the Senior Officers' Loan Committee in Pennsylvania and Southern New Jersey for Hudson United Bank (a commercial bank), following the merger of Hudson United Bancorp (a bank holding company) and JeffBanks, Inc., (a bank holding company) of which Mr. Frappier had been Senior Vice President since 1993. Prior to 1993, Mr. Frappier was an Executive Vice President for Dominion Bancshares Corporation's ("Dominion") Greater Washington Region (Northern Virginia, Washington, D.C. & Maryland) and, prior to the acquisition of State National Bank ("State") by Dominion in 1987, he was Senior Vice President and Senior Lender at State. Prior to 1977, he was a National Bank Examiner for the Comptroller of the Currency, a bureau of the U.S. Treasury Department.

     Scott F. Schaeffer, age 40, was elected in September 2000 to serve as President and Chief Operating Officer of the Company. Mr. Schaeffer served as the Vice Chairman of the Board of Resource America from 1998 to 2000, the Executive Vice President of Resource America from 1997 to 1998, and a Senior Vice President of Resource America from 1995 to 1997. Mr. Schaeffer also served as President of Resource Properties, Inc. (a wholly owned subsidiary of Resource America) from 1992 to 2000. Mr. Schaeffer was, until October 2002, a director of Resource America.

                   TRUSTEE AND EXECUTIVE OFFICER COMPENSATION

TRUSTEE COMPENSATION

     Each independent trustee of the Company was paid a retainer of $10,000 during fiscal 2002. Each independent trustee was also paid $1,000 for each meeting of the Board of Trustees that he attended in person and $500 for each committee meeting attended in person. Independent trustees were also paid an additional $500 for each meeting of a committee that they attended in person and for which they presided as chairman. $90,500 in the aggregate was paid to all of the independent trustees in fiscal 2002, which includes the retainer and payments for attendance at meetings.

EXECUTIVE OFFICER COMPENSATION

     The following table sets forth certain information concerning the compensation paid or accrued by the Company during each of the last three fiscal years to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers other than the Company's Chief Executive Officer (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                          ANNUAL COMPENSATION                -------------
                             ---------------------------------------------    SECURITIES
                                                            OTHER ANNUAL      UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)   COMPENSATION(1)   OPTIONS(#)(2)   COMPENSATION($)(3)
---------------------------  ----   ---------   --------   ---------------   -------------   ------------------
Betsy Z. Cohen.............  2002    450,000    350,000       1,083,613         10,000           1,602,534
  Chairman & Chief           2001    400,000    350,000              --             --               5,175
  Executive Officer          2000    350,000    100,000              --             --               7,630

Scott F. Schaeffer.........  2002    306,000    300,000         364,948          5,000               8,250
  President & Chief          2001    306,922    300,000              --             --               7,875
  Operating Officer          2000     46,154(4)      --              --         75,000                  --

Jay R. Cohen...............  2002    214,600    100,000         136,025          6,000               9,000
  Executive Vice President   2001    214,600    100,000         107,300             --               5,175
                             2000    201,857    100,000              --             --               7,875

Ellen J. DiStefano.........  2002    226,613    100,000          18,420          6,000               8,250
  Executive Vice President
     &                       2001    196,530     50,000              --             --               5,175
  Chief Financial Officer    2000    169,976     40,000              --             --               7,875

Kenneth R. Frappier........  2002    120,442(5)  12,500           1,400         27,000               6,972
  Senior Vice President      2001         --         --              --             --                  --
  Portfolio and Risk         2000         --         --              --             --                  --
  Management

---------------

(1) Reflects value realized upon the exercise of Stock Options.

(2) Reflects Common Shares awarded under the Stock Option Plan. Options with respect to 37,500 Common Shares were awarded in 2000 and options with respect to 39,000 Common Shares that were awarded in 2002 have been exercised as of December 31, 2002. Other than the Stock Option Plan, the supplemental executive retirement plan (the "SERP") established pursuant to Mrs. Cohen's employment agreement and the 401(k) Plan, the Company does not have long term incentive plans or pension or profit sharing plans.

(3) All amounts are matching payments made by the Company under the 401(k) Plan, except for $1,594,284 included in 2002 for Mrs. Cohen, which represents the value of Common Shares and cash deposited into a "rabbi" trust that funds the SERP established under her employment agreement. See "Employment Agreements" below.

(4) Scott F. Schaeffer began his employment with the Company on September 27, 2000. The salary reported for 2000 was based on an annual salary rate of $200,000 for 2000.

(5) Kenneth R. Frappier began his employment with the Company on April 3, 2002. The salary reported for 2002 was based on an annual salary rate of $181,933 for 2002.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the number of options granted during fiscal 2002 to the Named Executive Officers:

                                                INDIVIDUAL GRANTS
                         ----------------------------------------------------------------
                             NUMBER OF          % OF TOTAL                                  GRANT DATE VALUE
                             SECURITIES       OPTIONS GRANTED                               -----------------
                         UNDERLYING OPTIONS    TO EMPLOYEES       EXERCISE     EXPIRATION      GRANT DATE
NAME                         GRANTED(#)           IN 2002       PRICE ($/SH)    DATE(1)     PRESENT VALUE(2)
----                     ------------------   ---------------   ------------   ----------   -----------------
Betsy Z. Cohen.........         10,000             11.5%           $16.92        2/1/12         $ 54,700
Scott F. Schaeffer.....          5,000              5.7%           $16.92        2/1/12         $ 27,350
Jay R. Cohen...........          6,000              6.9%           $16.92        2/1/12         $ 32,820
Ellen J. DiStefano.....          6,000              6.9%           $16.92        2/1/12         $ 32,820
Kenneth R. Frappier....         27,000(3)          31.0%           $19.85        4/3/12         $147,690

---------------

(1) All options, except certain options granted to Mr. Frappier which are discussed in footnote 3 below, are exercisable immediately pursuant to early exercise rights. The Common Shares issued pursuant to these early exercise rights, however, are restricted as to their transferability. These restrictions are lifted as to 25% of the Common Shares on each of the first four anniversaries of the respective grant dates. In each case, the grant date is the date ten years prior to the expiration date.

(2) The fair value of each option grant is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted average assumptions used for grants in 2002: dividend yield of 11.0%; expected volatility of 22%; risk-free interest rate of 4.8%; and expected lives of five years.

(3) Included are options to purchase 12,500 Common Shares that do not have early exercise rights. 25% of these options vest on each of the first four anniversaries of the grant date: April 3, 2003, April 3, 2004, April 3, 2005 and April 3, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth the number of option exercises and the value of unexercised options held by the Named Executive Officers.

                                                                       NUMBER OF             VALUE OF
                                                                      SECURITIES            UNEXERCISED
                                                                      UNDERLYING           IN-THE- MONEY
                                                                  UNEXERCISED OPTIONS       OPTIONS AT
                                COMMON SHARES                        AT FY-END(#)            FY-END($)
                                 ACQUIRED ON         VALUE           EXERCISABLE/          EXERCISABLE/
NAME                             EXERCISE(#)    REALIZED(1)($)       UNEXERCISABLE         UNEXERCISABLE
----                            -------------   ---------------   -------------------   -------------------
Betsy Z. Cohen................     96,526          1,049,528             225,000/0            1,485,000/0
Scott F. Schaeffer............     42,500            396,525         18,750/18,750        186,563/186,563
Jay R. Cohen..................     18,117            163,254              50,000/0              330,000/0
Ellen DiStefano...............      6,000             28,080              60,682/0              519,593/0
Kenneth Frappier..............     12,000             21,000           5,625/9,375           9,844/16,406

---------------

(1) Value is calculated by subtracting the total exercise price from the fair market value of the securities underlying the options at December 31, 2002 ($21.60 per share).

401(K) PLAN

     The Company offers the 401(k) plan to all of its employees (except temporary, seasonal and on-call employees) who are at least age 21 and are employed at least 90 days. Participants may elect to defer any percentage of their eligible compensation and have the Company contribute it to the 401(k) plan. During fiscal 2002, the Company matched 75% of employee contributions with Common Shares. Participants' accounts are increased or decreased by the earnings or losses of their individually-directed investments. Investments offered under the plan cover a wide range of risk levels and include Common Shares and individual brokerage accounts. Investments in Common Shares are neither required nor encouraged. The 401(k) plan allows participants to borrow or take hardship distributions from their accounts. 401(k) benefits are payable at death, termination of employment, disability, retirement or after attainment of age
59 1/2. The Company contributed employer matches on behalf of the Named Executive Officers as set forth in footnote 3 in the Summary Compensation Table.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with each of Betsy Z. Cohen, its Chairman and Chief Executive Officer, and Scott F. Schaeffer, its President and Chief Operating Officer.

  BETSY Z. COHEN

     On January 23, 2002, the Company entered into an employment agreement with Betsy Z. Cohen, its Chairman and Chief Executive Officer. The Agreement has an effective date of October 1, 2001. The agreement with Mrs. Cohen provides that she will devote such time to the Company as is reasonably required to fulfill her duties. Under the agreement, Mrs. Cohen receives base salary of $450,000 per year, which may be increased by the Compensation Committee based upon its evaluation of Mrs. Cohen's performance. Mrs. Cohen is also eligible for bonuses as determined by the Compensation Committee. The agreement has a term of five years that is automatically renewed so that, on any day that the agreement is in effect, it will have a then current term of five years. The Company may terminate Mrs. Cohen without cause or Mrs. Cohen may resign for good reason upon sixty days notice. Upon any such termination or resignation, Mrs. Cohen will be entitled to receive only the amount due her under the Company's severance pay plans, if any; provided, that if she executes a mutual release of claims with the Company, she will receive a lump sum cash payment equal to her base salary payable over the remaining portion of the employment term and a pro rated bonus for the year in which the termination occurs. Upon or after a change of control of the Company, the Company may terminate Mrs. Cohen without cause or she may resign for good reason upon 60 days notice. Mrs. Cohen may also resign upon 30 days notice in which event no further payments are due other than accrued benefits. If Mrs. Cohen is disabled for 90 consecutive days, the Company may terminate her employment. If Mrs. Cohen's employment terminates on account of disability on or before October 1, 2004, the Company shall pay her base salary until December 31, 2006. If Mrs. Cohen's employment terminates on account of disability after October 1, 2004, the vesting of the SERP described below shall accelerate and she will be credited with years of service, as if she remained employed through her 65th birthday and a pro-rated bonus for the year in which the disability occurs. If Mrs. Cohen dies during her term of employment, the Company must pay her estate her accrued and unpaid base salary, a pro rated bonus for the year in which death occurs and 50% of the accrued benefit under the SERP. The Company may terminate Mrs. Cohen's employment at any time for cause. Upon any such termination for cause, Mrs. Cohen shall be entitled to any base salary and benefits accrued and earned before her termination.

     The agreement defines "cause," generally, as conviction of a felony, intentional and continuous failure to substantially perform duties or a breach of the confidentiality and intellectual properties provisions of the agreement. The agreement defines "good reason," generally, as the Company reducing Mrs. Cohen's base salary, the Company demoting Mrs. Cohen or materially reducing her duties, the Company requiring Mrs. Cohen to be based outside of Philadelphia, Pennsylvania, the failure of Mrs. Cohen to be elected to the Board of Trustees or a material breach of the agreement by the Company. The agreement defines a "change of control," generally, as having occurred if (a) any person becomes a beneficial owner of securities representing more than 50% of the voting power of the then outstanding securities (other than a change resulting from the death of a shareholder or a transaction in which the Company becomes a subsidiary of another corporation and the shareholders of the Company immediately prior to that transaction hold securities representing more than 50% of the voting power of the parent corporation) or (b) the consummation of (i) a merger or consolidation of the Company where the shareholders of the Company immediately prior to the transaction will not beneficially own, after the transaction, securities representing more than 50% of the voting power of the surviving corporation, (ii) a sale or other disposition of all or substantially all of the assets of the Company or (iii) a liquidation or dissolution of the Company or (c) the incumbent trustees cease for any reason to constitute at least two-thirds of the Board of Trustees, provided that if either the election or nomination of any new trustee was approved by a vote of at least two-thirds of the incumbent trustees prior to such election or nomination, the new trustee will be considered a member of the incumbent trustees.

     The employment agreement provides for the establishment of a SERP for Mrs. Cohen. Mrs. Cohen will be fully vested in the amount of the SERP benefit earned and the benefit will be fully accrued upon her attainment of age 65, upon the occurrence of a change of control or in the event that she is terminated by the Company without cause or resigns for good reason, as defined above. The employment agreement provides that the Company shall establish a trust to serve as the funding vehicle for the SERP benefits and shall make contributions to the trust in such amounts or in such number of the Common Shares as the Company reasonably determines to be sufficient to provide the present value of the benefit as accrued at the time of the contribution. The present value of this benefit is calculated based on certain actuarial assumptions as well as estimates of market returns and the amount of Mrs. Cohen's future salary. The normal retirement benefit is equal to 60% of Mrs. Cohen's average base plus incentive compensation for the three years preceding the termination of employment, less social security benefits, increasing by .05% for each month of employment after Mrs. Cohen reaches age 65. Mrs. Cohen's rights in the SERP benefit vest 25% for each year of service after October 31, 2002. The Company established a trust to serve as the funding vehicle for the SERP benefit and deposited 58,912 Common Shares and $345,000 in this trust. The Company has recorded deferred compensation of $1.25 million for the fair value of the Common Shares. For the year ended December 31, 2002 the Company recognized $96,000 of compensation expense with regard to this commitment. Upon a change of control of the Company, the Company has agreed to immediately contribute to the trust an amount sufficient to permit the full payment of the SERP benefit due to Mrs. Cohen at age 65. Notwithstanding the establishment of a trust, the Company's obligation to pay the benefit constitutes a general, unsecured obligation of the Company, payable out of its general assets, and the assets of the trust will be available to pay the claims of the Company's creditors.

  SCOTT F. SCHAEFFER

     On January 23, 2002, the Company entered into an employment agreement with Scott F. Schaeffer, its President and Chief Operating Officer. The Agreement has an effective date of October 1, 2001. Under the agreement, Mr. Schaeffer receives base compensation of $300,000 per year, which may be increased by the Compensation Committee based upon its evaluation of his performance. Mr. Schaeffer is also eligible for bonuses as determined by the Compensation Committee and is entitled to a car allowance of not less than $500 per month. The agreement has a term of three years that is automatically extended so that, on any day that the agreement is in effect, it will have a then current term of three years. The agreement terminates upon Mr. Schaeffer's death and may be terminated by the Company for "cause," change of control or disability of Mr. Schaeffer for more than 90 consecutive days during any 12-month period. The definition of "cause" is the same as in Mrs. Cohen's employment agreement except that, in addition, Mr. Schaeffer is subject to non-competition and non-solicitation provisions that, if breached, also constitute cause. Upon any such termination for cause, Mr. Schaeffer shall be entitled to any base salary and benefits accrued and earned before his termination. Mr. Schaeffer may terminate the agreement upon 60 days' notice for "good reason." The agreement defines "good reason" as generally, the Company's termination of Mrs. Cohen as Chief Executive Officer and Chairman "without cause" or her resignation for "good reason," as defined under her employment agreement, or the Company's ceasing to be publicly owned. In the event of a termination without cause or a resignation by Mr. Schaeffer for good reason, Mr. Schaeffer will be paid one-half of his salary, payable over the remaining term of his employment agreement, plus a pro rated bonus. In the event that Mr. Schaeffer's employment terminates as a result of a disability, the Company will pay his base compensation and benefits accrued but unpaid to the date of termination plus a pro rated bonus.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     In the ordinary course of its business operations, the Company has ongoing relationships with several related entities. Transactions in which the amount involved exceeds $60,000 since January 1, 2002 are described below.

RESOURCE AMERICA

     Resource America, which was the sponsor of the Company, owned 5.2% of the outstanding Common Shares as of April 4, 2003. Resource America has the right to nominate one person for election to the Board of Trustees until such time as its ownership of outstanding Common Shares is less than 5%. Currently, Jonathan Z. Cohen is serving as Resource America's nominee. The Chairman and Chief Executive Officer of the Company, Betsy Z. Cohen, is (i) the spouse of Edward E. Cohen, the Chairman, Chief Executive Officer and President of Resource America, (ii) the parent of Daniel G. Cohen, who was, until October 2002, a director of Resource America and (iii) the parent of Jonathan Z. Cohen, the Chief Operating Officer and a director of Resource America. Jonathan Cohen is also a Trustee and the Secretary of the Company. The President and Chief Operating Officer of the Company, Scott F. Schaeffer, was, until October 2002, a director of Resource America.

     Since January 2002, the Company engaged in the following transactions with Resource America:

     In June 2002, the Company purchased from Resource America a loan with an outstanding balance (including accrued interest) of approximately $2.0 million for a purchase price of approximately $1.8 million. The loan relates to an apartment complex in Bensalem, Pennsylvania.

     In March 2002, the Company provided, as part of a single transaction, three mortgage loans aggregating $18.6 million to finance the acquisition of three commercial properties in Philadelphia, Pennsylvania. Each loan was made to a separate borrower to finance the purchase of a separate property. All three borrowers were limited partnerships in which Resource Properties, Inc., a wholly owned subsidiary of Resource America, was the general partner. As of December 31, 2002, these loans have been fully repaid.

     The Company anticipates that it will purchase and sell additional loans and lien interests in loans to and from Resource America, and participate with it in other transactions.

TRANSACTIONS WITH OTHER RELATED PARTIES

     Brandywine Construction & Management, Inc. ("Brandywine"), an affiliate of Resource America, provided real estate management services to fifteen properties underlying the Company's investments in real estate at March 31, 2003 and at December 31, 2002. Management fees in the amount of $289,000 and $1.1 million were paid to Brandywine for the three months ended March 31, 2003 and the year ended December 31, 2002, respectively, relating to these properties. The Company believes that the management fees charged by Brandywine are comparable to those that could be obtained from unaffiliated third parties. The Company continues to use Brandywine to provide real estate management services to properties underlying the Company's investments.

     Betsy Z. Cohen is the Chief Executive Officer and a director of Bancorp, the holding company for The Bancorp Bank, an internet bank. Daniel G. Cohen is the Chairman of the Board of Bancorp. The Company maintains most of its checking and demand deposit accounts at Bancorp. As of March 31, 2003 and December 31, 2002, the Company had $3.6 million and $12.6 million, respectively, on deposit, of which approximately $3.5 million and $12.5 million, respectively, is over the FDIC insurance limit. The Company pays a fee of $5,000 per month to Bancorp for information system technical support services. The Company paid fees aggregating $15,000 and $60,000 for these services for the three months ended March 31, 2003 and the year ended December 31, 2002, respectively, and continues to pay this fee to Bancorp.

     The Company sub-leases a portion of its downtown Philadelphia office space under an operating lease from Bancorp. The sub-lease expires in August 2010 with two five-year renewal options. Rent paid to Bancorp was approximately $61,000 and $183,000 for the three months ended March 31, 2003 and the year ended

December 31, 2002, respectively. Commencing in 2002 the Company sub-leases the remainder of its downtown Philadelphia office space under an operating lease from Richardson, a sales consulting company, whose Chairman is Jonathan Z. Cohen. The Senior Vice President and Chief Operating Officer of Richardson is the spouse of Ellen J. DiStefano, the Executive Vice President and Chief Financial Officer of the Company. The sub-lease expires in August 2010 with two five-year renewal options. Rent paid to Richardson was approximately $13,000 and $53,000 for the three months ended March 31, 2003 and the year ended December 31, 2002, respectively. With respect to both sub-leases, the annual rental paid by the Company is based upon the amount of square footage the Company occupies. The amount paid per square foot by the Company is the amount paid per square foot by each of Bancorp and Richardson under their respective leases with an unaffiliated lessor.

     In December 2002, the Company sold a 15.367% interest in a wholly owned limited liability company that owns a property to a partnership whose general partner is Daniel G. Cohen. The buyer paid $513,000, which approximated the book value of the interests in real estate. No gain or loss was recognized on the sale. This transaction provided additional leverage for the Company with regard to its interest in this limited liability company.

     In March 2002, the Company sold its interest in one loan with a book value of $1.2 million for a price of $2.2 million to a partnership whose general partner is Daniel G. Cohen. The Company recognized a gain of approximately $948,000 on the sale.

     Daniel G. Cohen is the principal owner of the corporate parent of Cohen Brothers & Company ("Cohen Brothers"), a registered broker-dealer. In March 2003, Jonathan Z. Cohen sold his 50% equity interest in this corporate parent to Daniel G. Cohen. Cohen Brothers acted as a dealer in a public offering the Company made of its Common Shares in February 2003 wherein Cohen Brothers was allocated 150,000 Common Shares at the public offering price less a concession of $0.48 per share.

CERTAIN BUSINESS RELATIONSHIPS

     Arthur Makadon, a trustee of the Company, is a partner and the Chairman of Ballard Spahr, a law firm. The Company retained Ballard Spahr during 2002 and continues to retain Ballard Spahr to provide it with legal advice especially regarding matters of Maryland law. Mr. Makadon did not provide any legal services to the Company. Based on information provided by Mr. Makadon, legal fees paid by the Company to Ballard Spahr did not exceed one percent of Ballard Spahr's gross revenues for its last full fiscal year.

INDEBTEDNESS OF MANAGEMENT

     In February and April 2002, the Company granted to its employees, executive officers and trustees options to purchase Common Shares under the Stock Option Plan. These options, which were exercised in March and April 2002, had exercise prices of $16.92 and $19.85, respectively, per Common Share. The Common Shares issued pursuant to all of these exercises are restricted as to their transferability. These restrictions are lifted as to 25% of the Common Shares annually for each of the next four years. At the time of exercise, the Company provided loans to each person in the amount necessary to exercise such options. The loans are evidenced by promissory notes. The principal amount of these promissory notes bears interest at a rate of 6% per annum. Interest on the outstanding principal amount is payable quarterly and 25% of the original principal amount of each promissory note is payable on each of the first four anniversaries of the date of the promissory note. The notes are to be fully paid on the fourth anniversary of their issuance date. The Common Shares that were acquired pursuant to the option exercise secure each note and the maker of such note is personally liable for 25% of the outstanding balance due. Any payments of principal are deemed to first reduce the amount of the maker's personal liability and the Company agrees to accept as full satisfaction of amounts due under the promissory note for which the maker is not personally liable the return of all Common Shares purchased by maker with the proceeds of the promissory note.

     The following table sets forth certain information regarding the amount of indebtedness owed to the Company by any of its executive officers and trustees whose indebtedness exceeded $60,000 at any time since

January 1, 2002 and the number of Common Shares acquired upon the option exercise at the time such indebtedness was incurred.

                                                    LARGEST AGGREGATE
                                                        AMOUNT OF         PRINCIPAL         NUMBER OF
                                                      INDEBTEDNESS       INDEBTEDNESS     COMMON SHARES
                                                    OUTSTANDING SINCE   TO COMPANY AT     ACQUIRED UPON
                                                     JANUARY 1, 2002    APRIL 25, 2003   OPTION EXERCISE
                                                    -----------------   --------------   ---------------
Kenneth Frappier..................................      $238,200           $203,463           12,000
Betsy Cohen.......................................      $169,200           $126,900           10,000
Jay Cohen.........................................      $101,520           $ 76,140            6,000
Ellen DiStefano...................................      $101,520           $ 76,140            6,000
Scott Schaeffer...................................      $ 84,600           $ 63,450            5,000
Jonathan Cohen....................................      $ 67,680           $ 50,760            4,000
Joel Mesznik......................................      $ 67,680           $ 50,760            4,000
Daniel Promislo...................................      $ 67,680           $ 50,760            4,000

                               PERFORMANCE GRAPH

     The following graph compares the index of the cumulative total shareholder return on the Common Shares for the measurement period commencing January 9, 1998 (the first day that the Common Shares traded publicly) and ending December 31, 2002 with the cumulative total returns of the S&P 500, the National Association of Real Estate Investment Trusts (NAREIT) Mortgage REIT index, and the NAREIT Hybrid REIT index for the measurement period commencing December 31, 1997 and ending December 31, 2002. The date December 31, 1997 is used as first day of the measurement period for the other indices because NAREIT has informed the Company that it tracked its indices only on a monthly and not a daily basis until 1999. The Common Shares are traded on the New York Stock Exchange under the symbol "RAS". The following graph assumes that each index was 100 on the initial day of the relevant measurement period and that all dividends were reinvested. Historical stock price performance is not necessarily indicative of future price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                               AMONG THE COMPANY,
               THE S&P 500 INDEX, THE NAREIT MORTGAGE REIT INDEX
                        AND THE NAREIT HYBRID REIT INDEX

                                    [GRAPH]

----------------------------------------------------------------------------------------
                        12/31/97
                       (1/9/98 AS
                        TO RAIT)    12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
----------------------------------------------------------------------------------------
 NAREIT Hybrid......     100.00       65.97      42.29      47.20      71.16      87.74
 NAREIT Mortgage....     100.00       70.78      47.27      54.81      97.21     127.42
 S&P 500............     100.00      128.58     155.63     141.46     124.65      97.10
 RAIT...............     100.00       83.14      97.86     133.04     200.50     296.06

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, trustees and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports.

     Based solely on its review of the reports received by it, or representations from certain reporting persons that no filings were required for those persons, the Company believes that, prior to or during fiscal 2002, the following officers, trustees or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis. Kenneth Frappier, Senior Vice President Portfolio and Risk Management, failed to file one Form 3 on a timely basis upon becoming an executive officer and failed to file one Form 4 on a timely basis related to one transaction. As of April 25, 2002, the Company believes that all reports of ownership and changes in ownership required to be filed with the SEC relating to transactions in fiscal 2002 have been filed.

                             SHAREHOLDER PROPOSALS

     Under rules promulgated by the Securities and Exchange Commission, holders of Common Shares who desire to submit proposals for inclusion in the proxy statement of the Company to be utilized in connection with the 2004 annual meeting of shareholders, subject to compliance with the eligibility standards specified in such rules, must submit such proposals to the Secretary of the Company by January 28, 2004. In addition, the proxy for the 2004 annual meeting of shareholders may confer discretionary authority to vote on any matters brought before that meeting where the Company has not received notice of the matter by March 12, 2004. According to the Company's by-laws, only such persons as are duly nominated by (1) the incumbent trustees or (2) by a shareholder who is entitled to vote at the annual meeting of shareholders and who has filed his nominations with the Secretary of the Company at least twenty days before the time scheduled for said meeting shall be eligible for election.

                     ANNUAL REPORT AND REPORT ON FORM 10-K

     THE COMPANY'S 2002 ANNUAL REPORT TO SHAREHOLDERS, INCLUDING THE FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002, WAS SENT TO SHAREHOLDERS OF RECORD AS OF APRIL 4, 2003. SHAREHOLDERS OF RECORD AS OF APRIL 4, 2003, AND BENEFICIAL OWNERS OF THE COMMON SHARES ON THAT DATE, MAY OBTAIN FROM THE COMPANY, WITHOUT CHARGE, A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF THE EXHIBITS THERETO, BY A REQUEST IN WRITING. SUCH REQUESTS SHOULD BE DIRECTED TO THE COMPANY, AT ITS PHILADELPHIA ADDRESS STATED HEREIN, AND TO THE ATTENTION OF THE SECRETARY. BENEFICIAL OWNERS MUST INCLUDE IN THEIR WRITTEN REQUESTS A GOOD FAITH REPRESENTATION THAT THEY WERE BENEFICIAL OWNERS OF THE COMMON SHARES ON APRIL 4, 2003.

                                          By order of the Board of Trustees

                                          JONATHAN Z. COHEN, Secretary

April 28, 2003

                                   APPENDIX A

                              RAIT INVESTMENT TRUST

                                      PROXY

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                      OF TRUSTEES OF RAIT INVESTMENT TRUST

      The undersigned hereby appoints Betsy Z. Cohen and Ellen J. DiStefano, and each of them, as and for the proxies of the undersigned, each with the power to appoint such proxy's substitute, and hereby authorizes them, or either of them, to vote all of the Common Shares of Beneficial Interest of RAIT Investment Trust held of record by the undersigned on April 4, 2003 at the Annual Meeting of Shareholders of RAIT Investment Trust, to be held Tuesday, May 27, 2003 and at any and all adjournments, postponements or continuations thereof as set forth on the reverse side hereof.

                (continued and to be signed on reverse side)

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. ELECTION OF TRUSTEES

                                                Nominees:
[ ]  FOR ALL NOMINEES
                                                [ ]  Betsy Z. Cohen
[ ]  WITHHOLD AUTHORITY                         [ ]  Edward S. Brown
   FOR ALL NOMINEES                             [ ]  Jonathan Z. Cohen
                                                [ ]  Arthur Makadon
[ ]  FOR ALL EXCEPT                             [ ]  Joel R. Mesznik
(See instructions below)                        [ ]  Daniel Promislo


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and fill in the circle next to each nominee for whom you wish to withhold authority to vote, as shown here [X]

2. PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 2003 FISCAL YEAR

[ ]  FOR   [ ]  AGAINST   [ ]  ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AND FOR RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR RAIT INVESTMENT TRUST FOR FISCAL 2003. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

Please check the box if you plan to attend the meeting: [ ]


                                                        Date:
--------------------------------                             -------------------
Signature of Shareholder

                                                        Date:
--------------------------------                             -------------------
Signature of Shareholder


      NOTE: Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.


                                       2